                                                                    Exhibit 23.3

NEW YORK                 LEBOEUF, LAMB, GREENE & MACRAE               PITTSBURGH
WASHINGTON, D.C.                                                   SAN FRANCISCO
ALBANY                         NO. 1 MINSTER COURT                     ---------
BOSTON                            MINCING LANE                             PARIS
CHICAGO                         LONDON, EC3R 7YL                        BRUSSELS
HARTFORD                                                                  MOSCOW
HOUSTON                          --------------                           ALMATY
JACKSONVILLE                                                             BISHKEK
LOS ANGELES                 TELEPHONE: 020-7459-5000                     BEIJING
                            FACSIMILE: 020-7459-5099                      RIYADH
                               DX: 520 LONDON/CITY                  JOHANNESBURG

                                                           19 December 2005

Scottish Re Group
PO Box HM2939
Crown House
Third Floor
4 Par-la-Ville Road
Hamilton HM12
Bermuda

Dear Sirs,

We hereby consent to the filing with the Commission of this consent as an exhibit to this Current Report on Form 8-K and to the use of our name in the
Final Prospectus Supplement under the caption "Certain Tax Considerations --
Taxation of Scottish Re and its Subsidiaries -- United Kingdom". In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ LeBoeuf, Lamb, Greene & MacRae

LEBOEUF, LAMB, GREENE & MACRAE

                          REGULATED BY THE LAW SOCIETY
      A LIST OF PARTNERS IS AVAILABLE FOR INSPECTION AT THE ABOVE ADDRESS